First Amendment to Stock Purchase Agreement

WHEREAS, the undersigned parties entered into that certain Stock Purchase Agreement (ska "Agreement"), dated as of November 19, 2004, by and among OPTIMAL GOLF SOLUTIONS, INC. a Texas corporation (the "Company"), and DARRYL CORNISH ("Cornish"), CHARLES HUSTON ("Huston"), (collectively, Huston and Cornish are referred to as "Sellers"), on the one hand, and GPS INDUSTRIES, INC., a Nevada corporation (the "Purchaser");

WHEREAS, the Stock Purchase Agreement called for a First Stock Payment to Sellers of restricted shares of Purchaser and a requirement that Purchaser exert best efforts to obtain a Registration Statement for the restricted shares on or before June 30, 2005;

WHEREAS, the Stock Purchase Agreement called for a payment to Sellers of $2,250,000 plus Interest in the event the Registration Statement is not effective by June 30, 2005;

WHEREAS, Purchaser requests up to 6 months additional time in which to obtain said Registration Statement and Sellers are willing to grant such additional time pursuant to the terms and conditions hereof;

NOW THEREFORE, the parties agree to amend the Stock Purchase Agreement as follows:

     1. Purchaser shall pay Sellers an Extension Payment of $100,000 for each month extension beyond June 30, 2005 in which the Registration Statement is not effective which shall be applied to the Initial Balance and Purchase Price of Section 2.1, and the Second Stock Payment and the Second Target Value associated therewith shall be reduced from $1.9 million by the Extension Payments by amending
          Section 2.7 as described herein. Purchaser shall notify Seller and tender any Extension Payment before the end of each month extension.

     2.   Purchaser  will  extend  the June 30,  2005 due date for an  effective
          Registration Statement by a minimum of 3 months and a maximum of 6 months. If a Registration Statement is not effective by September 30, 2005 then the "cap" of $3.25 million in sections 2.7(d) and (e) is eliminated as described below.

     3. The amounts and dates specified in Section 2.7 shall be adjusted, and accordingly Section 2.7 is amended as follows (changes shown):

     "(a) If the Registration Statement has not become effective within 30 days of Purchaser's last Extension Payment, but in no event beyond December 31, 2005 in spite of Purchaser's best efforts, then, upon Sellers' request, Purchaser shall pay Sellers cash in the manner set forth in Section 2.2 in the amount of $2,250,000 USD plus Interest payable in eight monthly installments of $281,250 USD plus interest commencing the 31st day after the last Extension Payment. Upon payment of the full $2.25 Million USD plus Interest Sellers shall return the First Stock Payment. If the Registration Statement has not become effective by within 120 days of Purchaser's last Extension Payment, but in no event beyond March 30, 2006 in spite of Purchaser's best efforts, then, upon Sellers' request, in lieu of the Second Stock Payment, Purchaser shall pay Sellers cash in the manner set forth in Section 2.2 in the amount of the Second Target Value (as defined below) plus Interest payable in eight equal monthly installments plus Interest commencing on the 121st day after Purchaser's last Extension Payment, but in no event beyond March 31, 2006. Purchaser shall have the right to prepay any cash payment due under this Section 2.7(a).

     (b) Immediately upon the expiration of the First Liquidation Period, Purchaser shall deliver the Second Stock Payment to the Sellers. The second stock payment (the "Second Stock Payment") shall be as follows:

     (c) If all of the First Stock Payment is sold within the First Liquidation Period and the Sellers receive net proceeds from such sales of less than the First Target Value (as defined below), then Purchaser shall issue Sellers that number of additional shares of Purchaser's common stock equal to the quotient of the sum of the Second Target Value (as defined below) and the difference of the First Target Value and the net proceeds the Sellers received from the sale of the First Stock Payment and the product of 85% and the then publicly traded per share market price of Purchaser's common stock. The "First Target Value" shall mean $2,250,000 USD plus Interest and all associated transaction fees and costs relating to Sellers' sale of shares included in the First Stock Payment. The "Second Target Value" shall mean $1,900,000 USD plus Interest and all associated transaction fees and costs relating to Sellers' sale of shares minus any Extension Payments made by Purchaser. By way of example, if Purchaser pays 3
Extension Payments for a total of $300,000 and if Sellers receive net proceeds of $1.75 Million from the sale of all of the 9 Million shares, then the Second Stock Payment Amount shall equal $1.9 Million minus $300,000 plus $500,000 or a total of $2.1 Million. The number of shares of the Second Stock Payment shall be equal to $ 2.1 Million divided by the then market price per share adjusted for a 15% discount. If the market price per share is $1.00, then the Second Stock Payment would equal 2.1 Million shares divided by 0.85 = 2,470,588 shares.

     (d) If all of the First Stock Payment is sold within the First Liquidation Period and the Sellers receive net proceeds from such sales of more than the First Target Value but less than $3,250,000, then Purchaser shall issue Sellers that number of additional shares of Purchaser's common stock equal to the quotient of Second Target Value and the product of 85% and the then publicly traded per share market price of Purchaser's common stock. The "Second Target Value" shall mean $1,900,000 USD plus Interest and all associated transaction fees and costs relating to Sellers' sale of shares included in the Second Stock Payment minus any Extension Payments made by Purchaser. In this case, by way of example, if Purchaser pays 3 Extension Payments for a total of $300,000 and if Sellers receive net proceeds of $2.5 Million from the sale of all of the 9 Million shares, then the Second Stock Payment Amount shall be $1.6 Million. The number of shares of the Second Stock Payment shall be equal to $1.6 Million divided by the then market price per share adjusted for a 15% discount. If the Market Price per share is $1.00, the payment is 1.6 Million shares divided by
0.85 = 1,882,353.

     (e) If all of the First Stock Payment is sold within the First Liquidation Period and the Sellers receive net proceeds from such sales of more than $3,250,000, then Purchaser shall issue Sellers that number of additional shares of Purchaser's common stock equal to the quotient of the difference between the Second Target Value and the difference between Sellers' net proceeds from the sale of the First Stock Payment and $3,250,000 and the product of 85% of the then publicly traded per share market price of Purchaser's common stock. In this case, by way of example, if Purchaser pays 3 Extension Payments for a total of $300,000 and if Sellers receive net proceeds of $3.50 Million from the sale of all of the 9 Million shares, then the Second Stock Payment Amount shall equal $1.6 Million minus $250,000 ($3.5 Million - $3.25 Million) or a total of $1.65
1.35 Million. If the then Market Price is $1.00 per share, the number of shares due is 1.35 Million adjusted for a 15% discount = 1,588,235.

     (g) Notwithstanding anything herein to the contrary, Purchaser agrees that Sellers will receive at least the following cumulative proceeds from the sale of the Stock Payments and will pay Sellers any deficiency within 3 business days of the end of the date listed.

         5 months after the Effective Date                    $500,000

         11 months after the Effective Date                   $1 million

         17 months after the Effective Date                   $1.5 million."



     4. Notwithstanding any other provision herein, in the event the Registration Statement does not have an Effective Date on or before September 30, 2005, then the "cap" referenced in sections 2.7(d) and (e) shall be eliminated by deleting section 2.7(e) in its entirety and amending Section 2.7
(d) as follows:


          (d) If all of the First Stock Payment is sold within the First Liquidation Period and the Sellers receive net proceeds from such sales of more than the First Target Value, then Purchaser shall issue Sellers that number of additional shares of Purchaser's common stock equal to the quotient of Second Target Value and the product of 85% and the then publicly traded per share market price of Purchaser's common stock. The "Second Target Value" shall mean $1,900,000 USD plus Interest and all associated transaction fees and costs relating to Sellers' sale of shares included in the Second Stock Payment minus any Extension Payments made by Purchaser. In this case, by way of example, if Purchaser pays 4 Extension Payments for a total of $400,000 and if Sellers receive net proceeds of $4 Million from the sale of all of the 9 Million shares, then the Second Stock Payment Amount shall be $1.5 Million ($1.9 M- $400,000). The number of shares of the Second Stock Payment shall be equal to $1.5 Million divided by the then market price per share adjusted for a 15% discount. If the Market Price per share is $1.00, the payment is 1.6 Million shares divided by 0.85 = 1,764,706.


5. A new section 8.4 shall be added as follows.

     "8.4         Limited Rights to Transfer Patents. Prior to Sellers receiving aggregate cash consideration of $3,000,000 USD for their sale of the Shares, Purchaser, the Company, and any successors agree that the Company shall retain ownership of the Patents and any licenses appurtenant thereto. Following such time Sellers receive aggregate cash consideration of $3,000,000 USD, Purchaser and the Company agree to notify Sellers at least 15 days in advance of any transfer of the Patents and any licenses appurtenant thereto.

     Further, Purchaser and the Company represent and warrant that since Closing until such time as Sellers receive cash consideration of $3,000,000 USD that the Company has conducted its business only in the ordinary course consistent with past practice and has not and will not:

     a)   Incurred any Material Adverse Change;

     b) Suffered any event, including whether covered by insurance or not, which has had a Material Adverse Effect;

     c) Incurred any obligation or liability other than in the ordinary and usual course of business that has had a Material Adverse Effect;

     d) Made any material change in the method of operating the Company's business or any change in the accounting practices relating thereto;

     e) Incurred any indebtedness for borrowed money or forgiven or cancelled any debts or claims, other than in the ordinary and usual course of business;

     f) Agreed to sell, lease, or dispose of its shares or any of its Assets (defined below), except as contemplated in this Agreement and, as to the Assets, except in the ordinary and usual course of business;

     g)   Modified,   waived,  changed,  amended,  released  or  terminated  any
          Contract   (as   hereinafter   defined),   other  than  as   expressly
          contemplated by this Agreement;

     h) Made or obligated itself in any way to make any increase in or modification of the compensation or benefits payable or to become payable to any director, officer, employee or consultant of or to the Company, other than regular periodic employee raises pursuant to the Company's normal business policy; or

     i) Declared or paid any dividend or distribution upon or with respect to the Shares other than as contemplated in this Agreement."

6. All other terms of the Stock Purchase Agreement remain in full force and effect and in the event of a conflict between this Amendment and the Stock Purchase Agreement, the terms of this Amendment control.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of May 28, 2005.

                                            "PURCHASER"

                                            GPS INDUSTRIES, INC.

                                            By:
                                                --------------------------------
                                                Robert S. Silzer, Sr., President


                                            "COMPANY"


                                            OPTIMAL GOLF SOLUTIONS, INC.

                                            By:
                                                --------------------------------
                                                Authorized Officer



                                            "SELLERS"


                                            ------------------------------------
                                            Charles Huston



                                            ------------------------------------
                                            Darryl Cornish